UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

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SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2013, SED International Holdings, Inc. (the “Company”) received a deficiency letter (the “Deficiency Letter”) from the NYSE MKT LLC (the “NYSE MKT”) indicating that the NYSE MKT has determined that the Company is not in compliance with Sections 134 and 1101 of the NYSE MKT’s Company Guide due to the Company’s failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2013 (the “Quarterly Report”) by the requisite deadline of the Securities and Exchange Commission. In addition, the NYSE MKT asserted that the Company’s failure to timely file its Quarterly Report is a material violation of its listing agreement with the NYSE MKT.

As previously announced, on November 14, 2013, the Board of Directors of the Company concluded that voluntarily delisting of the Company’s common stock, par value $0.01 per share (“Common Stock”), and the associated preferred stock purchase rights from the NYSE MKT is in the best interests of the Company and its shareholders in light of the Company’s existing financial condition. As the Company is in the process of delisting, it does not intend to submit a plan to the NYSE MKT for regaining compliance with its listing standards.

On November 15, 2013, the Company formally notified the NYSE MKT of the Company’s intention to file a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) with the Securities and Exchange Commission on or about November 26, 2013 to voluntarily delist its Common Stock and the associated preferred stock purchase rights from the NYSE MKT. The Company expects that the delisting will take effect on or about December 9, 2013, following the effectiveness of the Company’s Form 25. The Company does not intend to re-list its Common Stock on another securities exchange, but expects that its Common Stock will be quoted on the OTC Markets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad Executive Chairman of the Board

Date: November 27, 2013

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